     AMENDMENT NUMBER 2 TO
     REGISTRATION RIGHTS AGREEMENT

    THIS AMENDMENT NUMBER 2 (the "Amendment") to the Registration Rights Agreement dated as of December 30, 1994, and Amendment Number 1 dated
Febraury 21, 1996 (the "Rights Agreement"), is made as of June 10, 1996, by and among Aureal
Semiconductor Inc., a Delaware corporation (the
"Company"), TCW Special Credits, a California general partnership as agent and nominee for the entities set forth on Schedule I to the Rights
Agreement, Appaloosa Management L.P., as agent for the accounts listed on Schedule I hereto
("Appaloosa"), the Copernicus Fund, L.P.
("Copernicus"), the Galileo Fund, L.P.
("Galileo"), and the purchasers of Common Stock set forth on Exhibit A to the Common Stock
Purchase Agreement dated June 10, 1996 (the
"Purchase Agreement"), by and among the Company and such purchasers (the "Purchasers"). Unless specifically designated otherwise, the capitalized terms herein shall have the same meanings given them in the Rights Agreement.

                                 RECITALS

    A.   The Company and TCW are parties to the
Rights Agreement pursuant to which the Company granted certain registration rights for the benefit of TCW.

    B.   The Company, TCW, Appaloosa,
Copernicus, and Galileo (TCW, Appaloosa,
Copernicus, and Galileo are collectively referred to herein as the "Prior Holders") amended the Rights Agreement pursuant to Amendment Number 1 to Registration Rights
Agreement dated February 21, 1996, to grant equal registration rights to all the Prior
Holders and to make each of the Prior Holders a party to the Rights Agreement.

    C.   The Company and the Prior Holders now
wish to amend the Rights Agreement, as amended, in order to grant equal registration rights to the Purchasers and to make each of the Purchasers a party to the Rights Agreement, as amended.

                                 AGREEMENT

    NOW THEREFORE, in consideration of the
mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree to amend certain provisions of the Rights
Agreement as set forth below:

         1.   Section 1 of the Rights Agreement
shall be amended to define the following terms as follows:

    Registrable Shares shall mean (i) all
shares of New Common Stock originally issued to or purchased in the future by TCW, (ii) all shares of Common Stock issued to the Prior
Holders pursuant to the Common Stock Purchase
Agreement dated February 21, 1996, by and among the Company, TCW, Appaloosa, Copernicus, and
Galileo, and (iii) all shares of Common Stock issued to the Purchasers pursuant to the Purchase Agreement. As to any particular
Registrable Shares, such shares shall cease to be Registrable Shares when (A) such shares shall have been transferred, new certificates for such shares not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such shares shall not require registration or qualification under the Securities Act or any similar state law then in force, or (B) such shares shall have ceased to be outstanding.

         2.   Section 4(a) of the Rights
Agreement shall be amended and restated in its entirety to provide as follows:

              (a)  On or prior to June 5, 1996,
the Company shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Shares (the
"Initial Shelf Registration").  The Initial
Shelf Registration shall be on a Form S-3 or another appropriate form permitting registration of such Registrable Shares for resale by such holders in the manner or manners designated by them (including, without limitation, one of more underwritten offerings). The Company shall not permit any securities other than the Registrable
Shares to be included in the Initial Shelf
Registration or any Subsequent Shelf
Registration. The Company shall use its best efforts to cause the Initial Shelf Registration to be declared effective under the Securities
Act on or prior to the 60th day following the date on which the Initial Shelf Registration
Statement is filed and to keep the Initial Shelf
Registration continuously effective under the
Securities Act until (i) all Registrable Shares covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Shares has been declared effective under the Securities Act (the
"Effectiveness Period"). The Company shall use its best efforts to include the Registrable
Shares purchased by the Purchasers pursuant to the Purchase Agreement in the Initial Shelf
Registration.

         3.   Except as amended hereby, the
Rights Agreement dated November 30, 1994, as amended on February 21, 1996, remains in full force and effect.

         4.   By their signatures hereto, each
of the Purchasers becomes a party to the Rights
Agreement, as amended by this Amendment Number
2.

    IN WITNESS WHEREOF, the parties have
executed this Amendment Number 2 as of the day and year first above written.

                        THE COMPANY:

                        AUREAL SEMICONDUCTOR
INC.


                        By:

                           Name:
                           Title:

                        TCW:

                        TCW SPECIAL CREDITS, as
agent and
                        nominee of the entities
set forth
                        on Schedule I

                        By:TCW Asset Management
Company, its
                            managing partner

                        By:

                            Name: Richard
Masson
                            Title: Authorized
Signatory

                        By:

                            Name: Kenneth Liang
                            Title: Authorized
Signatory


                        THE COPERNICUS FUND,
L.P.,

                        By:DDJ Copernicus, LLC,
its General Partner


                        By:

                            Name: Judy K.
Mencher
                            Title: Member

                        The GALILEO FUND, L.P.

                        By:DDJ Galileo, LLC,
its General Partner

                        By:
                                                      Name: Judy K.
Mencher
                            Title: Member

                        COUNTERPART SIGNATURE PAGE TO
                          AMENDMENT NUMBER 2 TO THE
                        REGISTRATION RIGHTS AGREEMENT



                        PURCHASER:


                        By:

                           Name:
                           Title:

                                SCHEDULE I

TCW Entities

    TCW Special Credits Trust
    TCW Special Credits Fund IIIb
    TCW Special Credits Trust IIIb
    The Board of Trustees of the Delaware State
Employees Retirement Fund


Appaloosa Accounts

    Appaloosa I L.P.
    Chestnut Investors III Inc.
    Palomino Fund Ltd.
    Pinto Investment LLC